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                                                                   Exhibit 5.1




                                                    June 27, 1997



Transworld HealthCare, Inc.
555 Madison Avenue
New York, New York  10022

     Re:   Registration Statement on Form S-3

Gentlemen:

     We have acted as your counsel in connection with the offering of up to 696,681 shares of Common Stock, par value $.01 per share, issuable upon exercise of certain warrants (the "Warrant Shares"), of Transworld HealthCare, Inc. (the "Company"), pursuant to a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act").

     In connection with the foregoing, we have examined originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. As to any facts material to such opinion, we have relied on certificates of public officials and certificates of officers or other representatives of the Company.

     Based upon the foregoing, and subject to the qualifications and limitations contained herein, we are of the opinion that the Warrant Shares, when issued, delivered and paid for in accordance with the terms of the applicable warrants will be validly issued, fully paid and non-assessable.

     We are members of the Bar of the State of New York and are not licensed or admitted to practice law in any other jurisdiction. Accordingly, we express no opinion with respect to the laws of any jurisdiction other than the State of New York. We note that Leslie J. Levinson, a member of this firm, is the Secretary of the Company.



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Transworld HealthCare, Inc.
June 27, 1997
Page 2



     Our opinion and the matters expressed herein are as of the date hereof and we assume no obligation to advise you of any change in any matter set forth herein after the date hereof.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving such consent, we do not thereby concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations thereunder, or that we are "experts" within the meaning of the Securities Act or such rules and regulations.

                                                      Very truly yours,



                                                      Baer Marks & Upham LLP